                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                           DATE OF REPORT:  APRIL 9, 1999

                                CINCINNATI BELL INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Ohio                     1-8519                   31-1056105
      (State or Other       (Commission File Number)        (IRS Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)

     201 East Fourth Street
     Cincinnati, Ohio                                               45202
     (Address of Principal Executive Offices)                    (Zip Code)

          Registrant's telephone number, including area code:  (513) 397-9900

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Item 5.   Other Events.


     On April 9, 1999, Richard S. Pontin became President and Chief Operating Officer of Cincinnati Bell Telephone Company, a wholly owned subsidiary of Cincinnati Bell Inc. Mr. Pontin, 45, has 18 years experience in the communications industry starting at AT&T. For the past two years, he has been the vice president of engineering and operations at Nextel Communications, a national provider of digital wireless services headquartered in McLean, Virginia. Mr. Pontin was a key player in the building of Nextel's organization and network, where he established the network engineering function, oversaw development of the national network operations center and built the procurement and construction program management functions. He also served as head of field engineering and operations, building and operating wireless systems throughout the Northern United States.


     Prior to his Nextel experience, Mr. Pontin held several key leadership positions at MCI Communications in engineering, operations, international business development and national account sales. At MCI, Pontin was vice president of data services where he was responsible for operations and worldwide customer support for MCI's data services and Internet businesses. He also served as vice president of global alliances where he led MCI's efforts to implement and operate partnerships and joint ventures with international telecommunications companies.
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                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CINCINNATI BELL INC.



                                   By: /s/ Thomas E. Taylor
                                       -------------------------
                                       Thomas E. Taylor
                                       General Counsel and Secretary





Date:  April 9, 1999